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                    Consent of Independent Auditors
                    _______________________________


The Board of Directors
Airgas, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/S/ KPMG Peat Marwick, LLP

Philadelphia, Pennsylvania
February 27, 1995